Credit Suisse Investment Grade Bond Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2003


Portfolio:			Credit Suisse Fixed Income Fund


Security:			Consolidated Edison Co.


Date Purchased:			12/12/02


Price Per Share:		$99.82


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$9,982


% of Offering Purchased
by the Portfolio:		0.02000%


Broker:				Salomon Smith Barney


Member:				CS First Boston


Credit Suisse Investment Grade Bond Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2003


Portfolio:			Credit Suisse Fixed Income Fund


Security:			Countrywide Financial Corp.


Date Purchased:			12/12/02


Price Per Share:		$99.56


Shares Purchased
by the Portfolio *:		270


Total Principal Purchased
by the Portfolio *:		$26,881


% of Offering Purchased
by the Portfolio:		0.03600%


Broker:				Lehman Brothers


Member:				CS First Boston